Exhibit 99.(p).1
Code of Ethics
Manulife Asset Management is required by law to adopt a Code of Ethics. The purposes of a Code of Ethics is to ensure that companies and their “covered employees”1 comply with all applicable laws and to prevent abuses in the investment advisory business that can arise when conflicts of interest exist between the employees of an investment advisor and its clients. By adopting and enforcing a Code of Ethics, we strengthen the trust and confidence entrusted in us by demonstrating that at Manulife Asset Management, client interests come first. This Code of Ethics (the “Code”) will apply to the Manulife Asset Management advisers that have adopted the Code. Please refer to Appendix D.
The Code that follows represents a balancing of important interests. On the one hand, as a registered investment adviser, Manulife Asset Management owes a duty of undivided loyalty to its clients, and must avoid even the appearance of a conflict that might be perceived as abusing the trust they have placed in Manulife Asset Management. On the other hand, Manulife Asset Management does not want to prevent conscientious professionals from investing for their own accounts where conflicts do not exist or that are immaterial to investment decisions affecting the Manulife Asset Management clients.
When conflicting interests cannot be reconciled, the Code makes clear that, first and foremost, covered employees owe a fiduciary duty to Manulife Asset Management clients. In most cases, this means that the affected employee will be required to forego conflicting personal securities transactions. In some cases, personal investments will be permitted, but only in a manner, which, because of the circumstances and applicable controls, cannot reasonably be perceived as adversely affecting Manulife Asset Management client portfolios or taking unfair advantage of the relationship Manulife Asset Management employees have to Manulife Asset Management clients.
The Code contains specific rules prohibiting defined types of conflicts. Since every potential conflict cannot be anticipated by the Code, it also contains general provisions prohibiting conflict situations. In view of these general provisions, it is critical that any covered employee who is in doubt about the applicability of the Code in a given situation seek a determination from Code of Ethics Administration or the Chief Compliance Officer about the propriety of the conduct in advance.
It is critical that the Code be strictly observed. Not only will adherence to the Code ensure that Manulife Asset Management renders the best possible service to its clients, it will help to ensure that no individual is liable for violations of law.
It should be emphasized that adherence to this policy is a fundamental condition of employment at Manulife Asset Management. Every covered employee is expected to adhere to the requirements of the Code despite any inconvenience that may be involved. Each employee is expected to adhere to the highest standard of professional and ethical conduct and should be sensitive to situations that may give rise to an actual conflict or the appearance of a conflict with our clients’ interests, or have the potential to cause damage to the Manulife Asset Management or its affiliates’ reputation. To this end, each employee must act with integrity, honesty, dignity and in a highly ethical manner. Each employee is also required to comply with all applicable securities laws. Moreover, each employee must exercise reasonable care and professional judgment to avoid engaging in actions that put the image of Manulife Asset Management or its reputation at risk. While it is not possible to anticipate all instances of potential conflict or unprofessional conduct, the standard is clear. Any covered employee failing

[1]	“Covered employees” includes all “supervised persons” as defined under SEC Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

to do so may be subject to disciplinary action, including financial penalties and termination of employment in conjunction with the Manulife Asset Management Schedule of Fines and Sanctions or as determined by Senior Management of Manulife Asset Management.
This Code recognizes that our fiduciary obligation extends across all of our affiliates, satisfies our regulatory obligations and sets forth the policy regarding employee conduct in those situations in which conflicts with our clients’ interests are most likely to develop.

Table of Contents

1: General Principles
2: To Whom Does This Code Apply?
3: Which Accounts and Securities are Subject to the Code’s Personal Trading Requirements?
Preferred Brokerage Account Requirements:
4: Overview of Policies
5: Policies in the Code of Ethics
Restriction on Gifts
John Hancock Affiliated Funds Reporting Requirement and Holding Period
Pre-clearance Requirement of Securities Transactions
Pre-clearance of Manulife Financial Corporation securities
Heightened Pre-clearance of Securities Transactions for “Significant Personal Positions”
Ban on Short-Term Profits (60) Days Rule
Ban on IPO’s
Ban on Speculative Transactions in MFC
Ban on Restricted Securities
Excessive Trading
Disclosure of Private Placement Conflicts
Fifteen-Day Blackout Period
Restriction on Securities under Active Consideration
6: Policies Outside of the Code of Ethics
MFC Code of Business Conduct & Ethics
Manulife Asset Management (US) Insider Trading Policy
Manulife Asset Management (US) Portfolio Holdings Disclosure Policy
MFC Anti-Fraud Policy
MFC Electronic Communications Disclosure Guidelines
7: Reports and Other Disclosures Outside the Code of Ethics
Broker Letter/Duplicate Confirm Statements
Investment Professional Disclosure of Personal Securities Conflicts
8: Reporting Requirements and Other Disclosures Inside the Code of Ethics
Initial Holdings Report and Annual Holdings Report
Reporting of Gifts, Donations, and Inheritances
Trading in Broad Based Stock Index Futures and Options
Quarterly Transaction Certification
Quarterly Brokerage Account Certification
Annual Certification of the Code
9: Reporting Violations
10: Interpretation and Enforcement
11: Exemptions & Appeals
12: Education of Employees
13: Recordkeeping
Appendix A: Access Person Categories
Appendix B: Pre-Clearance Procedures
Appendix C: Manulife Asset Management (US) Schedule of Fines and Sanctions
Appendix D: Manulife Asset Management Advisers, and Chief Compliance Officer & Compliance Contacts
Appendix E: Preferred Brokers
Appendix F: Index Securities

1: General Principles
Each covered employee within the Manulife Asset Management (US) organization is responsible for maintaining the very highest ethical standards when conducting our business.
This means that:
•	You have a fiduciary duty at all times to place the interests of our clients and fund investors first.

•	All of your personal securities transactions must be conducted consistent with the provisions of the Code that apply to you and in such a manner as to avoid any actual or potential conflict of interest or other abuse of your position of trust and responsibility.

•	You should not take inappropriate advantage of your position or engage in any fraudulent or manipulative practice (such as front-running or manipulative market timing) with respect to our clients’ accounts or fund investors.

•	You must treat as confidential any information concerning the identity of security holdings and financial circumstances of clients or fund investors.

•	You must comply with all applicable laws including U.S. federal securities laws, which, for purposes of the Code, means the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, Rule 204A-1 of the Advisers Act of 1940, as amended, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.
The term “Employee” for purposes of this Code, includes all employees, including temporary personnel compensated directly by Manulife Asset Management and other temporary personnel to the extent that their tenure with Manulife Asset Management exceeds 90 days.
All employees are subject to this Code and adherence to the Code is a basic condition of employment. If an employee has any doubt as to the appropriateness of any activity, believes that he or she has violated the Code, or becomes aware of a violation of the Code by another employee, he or she should promptly consult the Chief Compliance Officer of Manulife Asset Management – Refer to Appendix D.
It is essential that you understand and comply with the general principles, noted above, in letter and in spirit as no set of rules can anticipate every possible problem or conflict situation.
As described in section 10 “Interpretation and Enforcement” of the Code, failure to comply with the general principles and the provisions of the Code may result in disciplinary action, including termination of employment.

2: To Whom Does This Code Apply?
This Code applies to you if you are:
A director, officer or other “supervised employee”2 of Manulife Asset Management;
Please note that if a policy described below applies to you, it also applies to all accounts over which you have a beneficial interest. Normally, you will be deemed to have a beneficial interest in your personal accounts, those of a spouse, “significant other,” minor children or family members sharing the same household, as well as all accounts over which you have discretion or give advice or information. “Significant others” are defined for these purposes as two people who (1) share the same primary residence; (2) share living expenses; and (3) are in a committed relationship and intend to remain in the relationship indefinitely.
There are three categories for persons covered by the Code, taking into account their positions, duties and access to information regarding fund portfolio trades. You have been notified about which of these categories applies to you, based on Code of Ethics Administration’s understanding of your current role. If you have a level of investment access beyond your assigned category, or if you are promoted or change duties and as a result should more appropriately be included in a different category, it is your responsibility to notify Code of Ethics Administration You are responsible for informing Code of Ethics Administration of accounts for individuals where you are sharing the same household, as well as all accounts over which you have discretion or give advice or information.
Access Person Categories:
The basic definitions of three categories, with examples, are provided below. The more detailed definitions of each category are attached as Appendix A.
“Access Level I”
Investment Access
A person who, in connection with his/her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities for any account advised by Manulife Asset Management.
Examples:
     Portfolio Managers
     Analysts
     Traders

[2]	A “supervised employee” is defined by the Advisers Act to mean a partner, officer, director (or other person occupying a similar status or performing similar functions) or employee, as well as any other person who provides advice on behalf of the adviser and is subject to the adviser’s supervision and control. However, in reliance on the Prudential no-action letter, Manulife Asset Management (US) does not treat as a “supervised employee” any of its “non-advisory personnel”, as defined below.

In reliance on the Prudential no-action letter, Manulife Asset Management (US) treats as an “advisory person” any “supervised employee” who is involved, directly, or indirectly, in Manulife Asset Management (US)’s investment advisory activities, as well as any “supervised employee” who is an “access person”. Manulife Asset Management (US) treats as “non-advisory personnel”, and does not treat as a “supervised person”, those individuals who have no involvement, directly or indirectly, in Manulife Asset Management (US)’s investment advisory activities, and who are not “access persons”.

“Access Level II”
Regular Access
A person who, in connection with his/her regular functions or duties, has regular access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any account advised by Manulife Asset Management who has regular access to securities recommendations that are made to clients of Manulife Asset Management.
Examples:
     Compliance
     Investment Operations
     Administration
     Technology Resources Personnel
     Private Client Group Personnel
     Legal Staff
     Sales/Marketing
     Client Service & Products
     Administrative Personnel for Access Level I & II Persons
“Access Level III”
Periodic Access
A person who, in connection with his/her regular functions or duties, has periodic access to non-public information regarding any clients’ purchase or sale of securities, or non-public information regarding the portfolio holdings of any account advised by Manulife Asset Management.
Examples:
     Business Financial Analysts
     Technical Associates
     Select Technical Resources Associates
3: Which Accounts and Securities are Subject to the Code’s Personal Trading Requirements?
If the Code describes “Personal Trading Requirements” (i.e., the Manulife and John Hancock Mutual Fund reporting requirement and holding period, the pre-clearance requirement, the ban on short-term profits, the ban on IPO’s, the disclosure of private placement conflicts and the reporting requirements) that apply to your access category as described above, then the requirements apply to trades for any account in which you have a beneficial interest. A covered employee is considered to have a beneficial interest in any transaction in which the employee has the opportunity to directly or indirectly profit or share in the profit derived from the securities transacted. An employee is presumed to have a beneficial interest in, and therefore an obligation to pre-clear and report, the following:
•	Securities owned by a covered employee in his or her name.

•	Securities owned by an individual covered employee indirectly through an account or investment vehicle for his or her benefit, such as an IRA, family trust or family partnership.

•	Securities owned in which the covered employee has a joint ownership interest, such as property owned in a joint brokerage account.

•	Securities owned by trusts, private foundations or other charitable accounts for which the covered employee has investment discretion (other than client accounts of the firm).
Typically, this includes your personal accounts, those of a spouse, “significant other,” minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information. This includes all brokerage accounts that contain securities (including brokerage accounts that only contain securities exempt from reporting, e.g., brokerage accounts holding shares of non-affiliated mutual funds).
This also includes all accounts holding Manulife or John Hancock Affiliated Funds as well as accounts in the Manulife Share Ownership Plan.
Accounts over which you cannot transact trades or you have no direct or indirect influence or control are exempt. To prevent potential violations of the Code, you are strongly encouraged to submit a written request for clarification for any accounts that are in question.
These personal trading requirements do not apply to the following securities:
•	Direct obligations of the U.S. Government (e.g., treasury securities) and indirect obligations of the U.S. Government having less than one year to maturity;

•	Securities Futures and options on direct obligations of the U.S. Government;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;

•	Shares issued by money market funds and all other open-end mutual funds registered under the 1940 Act that are not advised or sub-advised by a John Hancock adviser or another Manulife entity[3];

•	Commodities and options and futures on commodities;

•	Securities in accounts over which you have no direct or indirect influence or control;

•	Variable insurance products not managed by a John Hancock Adviser or another Manulife entity; and

•	Foreign currency transactions.
Except as noted above, the Personal Trading Requirements apply to all securities, including the following and therefore must be pre-cleared and reported:
•	Stocks;

•	Bonds;

•	Government securities that are not direct obligations of the U.S. Government, such as Fannie Mae, or municipal securities, in each case that mature in more than one year;

•	Manulife and John Hancock Affiliated Funds;

•	Closed-end funds;

•	Options on securities, on indexes, and on currencies;

•	Broad based stock index futures and options[4];

[3]	Different requirements apply to shares of John Hancock Affiliated Funds. See the section titled “John Hancock Affiliated Funds Reporting Requirement and Holding Period”.

•	Interest rate swaps;

•	Limited partnerships and limited liability company interests;

•	Exchange traded funds;

•	Domestic unit investment trusts;

•	Non-US unit investment trusts and non-US mutual funds;

•	Private investment funds and hedge funds;

•	Futures, investment contracts or any other instrument that is considered a “security” under the Securities Act of 1933; and

•	Warrants, rights, etc., whether publicly traded or privately held.
Preferred Brokerage Account Requirements:
This rule applies to new access persons commencing employment after March 1, 2008.
While employed by Manulife Asset Management, you must maintain your accounts at one of the preferred brokers approved by Manulife Asset Management. The preferred brokers are listed in Appendix E.
Exceptions: With approval from Code of Ethics Administration, you can maintain a brokerage account at a broker/dealer other than the ones listed in Appendix E, if any of the following applies:
•	it contains only securities that can’t be transferred;

•	it exists solely for products or services that one of the above broker/dealers cannot provide;

•	it exists solely because your spouse’s or significant other’s employer prohibits external covered accounts;

•	it is managed by a third-party registered investment adviser;

•	it is restricted to trading interests in non-John Hancock 529 College Savings Plans;

•	it is associated with an ESOP (employee stock option plan) or an ESPP (employee stock purchase plan) in which a related covered person is the participant;

•	it is required by a direct purchase plan, a dividend reinvestment plan, or an automatic investment plan with a public company in which regularly scheduled investments are made or planned;

•	it is required by a trust agreement;

•	it is associated with an estate of which you are the executor, but not a beneficiary, and your involvement with the account is temporary; or

•	transferring the account would be inconsistent with other applicable rules.
What do I need to do to comply?
You will need to transfer assets of current brokerage accounts to one of the preferred brokers/dealers listed above within 45 days of commencement of employment and close your current accounts.

[4]	No pre-clearance requirement on broad based stock index futures and options but trading activity in these securities need to be reported. Please see “Trading in Broad Based Stock Index Futures and Options”

Or
You should contact Code of Ethics Administration to obtain an exemption request form to request permission to maintain a brokerage account with a broker/dealer not on Manulife Asset Management (US)’s preferred broker list.
4: Overview of Policies

	Access Level	Access Level	Access Level
	I Person	II Person	III Person
General principles	Yes	Yes	Yes
Restrictions on gifts	Yes	Yes	Yes
Reporting requirement and holding period for positions in John Hancock Affiliated Funds	Yes	Yes	Yes
Pre-clearance requirement	Yes	Yes	Limited
Pre-clearance requirement for initial public offerings (“IPO’s”)	Prohibited	Yes	Yes
Heightened pre-clearance of securities transactions for “significant personal positions”	Yes	No	No
Pre-clearance requirement on private placements/limited offerings	Yes	Yes	Yes
Ban on IPO’s	Yes	No	No
Ban on short-term profits (60) days	Yes	Yes	No
Investment team purchasing a position for a client account, if purchased into their personal account must hold until client account has sold all shares of the position	Yes	No	No
Fifteen day blackout period rule	Yes	Yes	No
Provide an affirmative statement when purchasing into their personal account that the security being purchased is not actively being considered for an account that they manage	Yes	No	No

	Access Level	Access Level	Access Level
	I Person	II Person	III Person
Ban on speculative trading in Manulife Financial Corporation stock	Yes	Yes	Yes
Reporting of gifts, donations, and inheritances	Yes	Yes	Yes
Duplicate confirms & statements	Yes	Yes	Yes
Initial & annual certification of the Code	Yes	Yes	Yes
Initial & annual holdings reporting	Yes	Yes	Yes
Quarterly personal transaction reporting	Yes	Yes	Yes
Disclosure of private placement conflicts	Yes	No	No
Manulife Financial Corporation Code of Business Conduct & Ethics	Yes	Yes	Yes
Applicable Manulife Asset Management Insider Trading Policy	Yes	Yes	Yes
Policy regarding dissemination of portfolio information	Yes	Yes	Yes
Investment Professional Personal Security Ownership Disclosure	Yes	No	No
5: Policies in the Code of Ethics
Restriction on Gifts
Applies to: All Access Levels
You and your family cannot accept preferential treatment or favors (e.g., gifts) from securities brokers/dealers or other organizations with which Manulife Asset Management might transact business, except in accordance with the Manulife Financial Corporation (MFC) Code of Business Conduct and Ethics, and the applicable Manulife Asset Management Gift Policy. For the protection of both you and Manulife Asset Management, the appearance of a possible conflict of interest must be avoided.

John Hancock Affiliated Funds Reporting Requirement and Holding Period
Applies to: All Access Levels
You must follow the reporting requirement and the holding period requirement specified below if you purchase either:
•	a Manulife Fund or “John Hancock Mutual Fund” (i.e., a UCIT, Trust or Mutual Fund that is advised or sub-advised by John Hancock Advisers or by another Manulife entity);

•	a “John Hancock Variable Product” (i.e., contracts funded by insurance company separate accounts that use one or more portfolios of John Hancock Variable Insurance Trust); or

•	any other mutual fund advised or sub advised by Manulife Asset Management.
The reporting requirement and the holding period requirement for positions in John Hancock Affiliated Funds do not include money market funds and any dividend reinvestment, payroll deduction, systematic investment/withdrawal and/or other program trades.
Reporting Requirement: You must report your holdings and your trades in a Manulife Affiliated Fund held in an outside brokerage account. This is not a pre-clearance requirement, you can report your holdings after you trade by submitting duplicate confirmation statements to Code of Ethics Administration. If you are an Access Level I Person, Access Level II Person, or Access Level III Person, you must also make sure that your holdings in a Manulife Affiliated Fund are included in your Initial Holdings Report (upon hire or commencement of access designation).
If you purchase an n affiliated Variable Product, you must notify Code of Ethics Administration of your contract or policy number.
Code of Ethics Administration will rely on the operating groups of John Hancock for administration of trading activity, holdings and monitoring of market timing policies for John Hancock Affiliated Funds. Accordingly employees will not be required to file duplicate transaction and holdings reports for these products as long as the accounts holding these products are held with the respective John Hancock operating group, i.e. John Hancock Signature Services, Inc. and the contract administrators supporting the John Hancock variable products.
Code of Ethics Administration will have access to this information upon request.
Holding Requirement: You cannot profit from the purchase and sale of a Manulife Affiliated Fund advised by Manulife Asset Management within 30 calendar days. The purpose of this policy is to address the risk, real or perceived, of manipulative market timing or other abusive practices involving short-term personal trading in the Manulife Affiliated Funds. Any profits realized on short-term trades must be surrendered by check which will be contributed to a charity. You may request an exemption from this policy for involuntary sales due to unforeseen corporate activity (such as a merger), or for sales due to hardship reasons (such as unexpected medical expenses) by sending an e-mail to the Chief Compliance Officer.
Pre-clearance Requirement of Securities Transactions
Applies to: Access Level I and Access Level II Persons
Also, for a limited category of trades: Access Level III Persons

Access Level I Persons: Must as part of the pre-clearance process, affirmatively assert that the security being purchased is not actively being considered for an account that the individual pre-clearing manages or is involved in the account management, i.e. analyst or trader.
Access Level I Persons and Access Level II Persons: If you are an Access Level I Person or Access Level II Person, you must “pre-clear” (i.e., receive advance approval of) any personal securities transactions in the categories described in Section 3: “Which Accounts and Securities are Subject to the Code’s Personal Trading Requirements” on page 4 of the Code.
Clearance for personal securities transactions will be in effect solely for the day on which they were approved. Additionally, successful pre-clearance does not relieve an individual from trading in their own personal account in violation of any of the Code’s conflict principals.
Due to this pre-clearance requirement, participation in investment clubs and special orders, such as “good until canceled orders” and “limit orders,” are prohibited.
Place day orders only, i.e., orders that automatically expire at the end of the trading session. Be sure to check the status of all orders at the end of the trading day and cancel any orders that have not been executed. If any Access Person leaves an order open and it is executed the next day (or later), the transaction will constitute a violation of the Code.
Limited Category of Trades for Access Level III Persons: If you are an Access Level III Person, you must pre-clear transactions in securities of any closed-end funds advised by Manulife Asset Management or a Manulife, John Hancock Fund sub- adviser, as well as transactions in IPO’s, private placements and limited offerings. An Access Level III Person is not required to pre-clear other trades. However, please keep in mind that an Access Level III Person is required to report securities transactions after every trade (even those that are not required to be pre-cleared) by requiring your broker to submit duplicate confirmation statements, as described in section 7 of the Code.
Pre-clearance of IPO’s, Private Placements and Limited Offerings: Pre-clearance requests for these securities require some special considerations; the decision will take into account whether, for example: (1) the investment opportunity should be reserved for Manulife Asset Management clients; and (2) is it being offered to you because of your position with Manulife Asset Management and other relevant factors on a case-by-case basis. A separate procedure should be followed for requesting pre-clearance on these securities. Refer to Appendix B.
Pre-clearance of Manulife Financial Corporation securities
Applies to: Access Level I and Access Level II Persons
All personal transactions in MFC securities including stock, company issued options, and any other securities such as debt must be pre-cleared excluding trades in the Manulife Share Ownership Plan.
Pre-clearance Process: You may pre-clear a trade through the Personal Trading & Reporting System by following the steps outlined in the pre-clearance procedures. Refer to Appendix B.
Please note that:
•	You may not trade until clearance approval is received

•	Clearance approval is valid only for the date granted (i.e., the pre-clearance requested date and the trade date should be the same)

•	A separate procedure should be followed for requesting pre-clearance of an IPO, a private placement, a limited offering as detailed in Appendix B.
Code of Ethics Administration must maintain a five-year record of all pre-clearances of private placement purchases by Access Level I Persons, and the reasons supporting the clearances.
The pre-clearance policy is designed to proactively identify potential “problem trades” that raise front-running, manipulative market timing or other conflict of interest concerns (i.e., when an Access Level I Person trades a security in their personal account on the same day as a another client account managed by Manulife Asset Management). Certain transactions in securities that would normally require pre-clearance are exempt from the pre-clearance requirement in the following situations: (1) shares are being purchased as part of an automatic investment plan; (2) shares are being purchased as part of a dividend reinvestment plan; or (3) transactions are being made in an account over which you have designated a third party as having discretion to trade (“Discretionary Account”) (you must have approval from the Chief Compliance Officer to establish a Discretionary Account).
Heightened Pre-clearance of Securities Transactions for “Significant Personal Positions”
Applies to: Access Level I Persons
If you are an Access Level I Person with a personal securities position that is worth $100,000 or more, this is deemed to be a “Significant Personal Position”. This applies to any personal securities positions in the categories described above in the section “Which Accounts and Securities are Subject to the Code’s Personal Trading Requirements”. Before you make personal trades to establish, increase or decrease a Significant Personal Position, you must notify either the Chief Investment Officer, Fixed Income or the Chief Investment Officer Equity, or their designee that (1) you intend to trade in a Significant Personal Position and (2) confirm that you are not aware of any clients for whom related trades should be completed first. You must receive their pre-approval to proceed. Their approval will be based on their conclusion that your personal trade in a Significant Personal Position will not “front-run” any trades for a Manulife Asset Manager advised client account. This heightened pre-clearance requirement is in addition to, not in place of, the regular pre-clearance requirement described above — you must also receive the regular pre-clearance before you trade.
Ban on Short-Term Profits (60) days Rule
Applies to: Access Level I and Access Level II Persons
If you are an Access Level I Person or Access Level II Person, you cannot profit from the purchase and sale (or sale and purchase) of the same (or equivalent) securities within 60 calendar days. This applies to any personal securities trades in the categories described in Section 3: “Which Accounts and Securities are Subject to the Code’s Personal Trading Requirements” of the Code, except for personal security trades of Manulife and John Hancock Affiliated Funds which you cannot profit from within 30 days.

You may invest in derivatives, excluding certain equity options on MFC securities5 or sell short provided the transaction period exceeds the 60-day holding period. Remember, if you donate or gift a security, it is considered a sale and is subject to this rule.
This restriction does not apply to trading within a sixty calendar day period if you do not realize a profit.
The purpose of this policy is to address the risk, real or perceived, of front-running, manipulative market timing or other abusive practices involving short-term personal trading. Any profits in excess of $100.00 realized on short-term trades must be surrendered by check which will be contributed to a charity of the institution’s choice.
You may request an exemption from this policy for involuntary sales due to unforeseen corporate activity (such as a merger), or for sales due to hardship reasons (such as unexpected medical expenses) from Code of Ethics Administration. In addition, transactions in securities with the following characteristics will typically be granted an exemption from this provision.
Large Cap Securities Exception: Pre-clearance requests in a security with a market capitalization of $5 billion or more would, in most cases, not be subject to, the ban on short-term profits rule because management determined that transactions in these types of companies do not present any conflict of interest to the Manulife Asset Manager advised client account.
Hold till Sold Rule: Investment team purchasing a position for a client account, if purchased into their personal account must hold until client account has sold all shares of the position
Ban on IPO’s
Applies to: Access Level I Persons
If you are an Access Level I Person, you may not acquire securities in an IPO. You may not purchase any newly-issued securities until the next business (trading) day after the offering date. This applies to any personal securities trades in the categories described above in the section “Which Accounts and Securities are Subject to the Code’s Personal Trading Requirements”.
There are two main reasons for this prohibition: (1) these purchases may suggest that persons have taken inappropriate advantage of their positions for personal profit; and (2) these purchases may create at least the appearance that an investment opportunity that should have been available to the Manulife Asset Management (US) clients was diverted to the personal benefit of an individual employee.
You may request an exemption for certain investments that do not create a potential conflict of interest, such as: (1) securities of a mutual bank or mutual insurance company received as compensation in a demutualization and other similar non-voluntary stock acquisitions; (2) fixed rights offerings; or (3) a family member’s participation as a form of employment compensation in their employer’s IPO.
Ban on Speculative Transactions in MFC
Applies to: All Access Levels
All Covered employees under this Code are prohibited from engaging in speculative transactions involving securities of MFC, since these transactions might be seen as evidencing a lack of confidence in, and commitment to, the future of MFC or as reducing the incentive to maximize the performance of MFC and its stock price.

[5]	You may not buy put options and sell call options or sell short securities of MFC.

Accordingly, all covered employees, as well as their family members, are prohibited from entering into any transaction involving MFC securities for their personal account which falls into the following categories:
•	Short sales of MFC securities

•	Buying put options or selling call options on MFC securities
Ban on Restricted Securities
Applies to: All Access Levels
No pre-clearance will be approved for securities appearing on the Manulife Asset Management (US) Restricted List.
Securities are placed on the Restricted List if:
Manulife Asset Management (US) or a member of Manulife Asset Management (US) has received material non-public inside information on a security or company; or
In the judgment of the Legal Department, circumstances warrant addition of a security to this list
The Restricted List is a confidential list of companies that is maintained in the possession of the Legal Department. (See Restricted List Procedures)
Excessive Trading
Applies to: All Access Levels
While active personal trading may not in and of itself raise issues under applicable laws and regulations, we believe that a very high volume of personal trading can be time consuming and can increase the possibility of actual or apparent conflicts with portfolio transactions. Accordingly, an unusually high level of personal trading activity is strongly discouraged and may be monitored by Code of Ethics Administration to the extent appropriate for the category of person, and a pattern of excessive trading may lead to the taking of appropriate action under the Code.
An Access Person effecting more than 45 trades in a quarter, or redeeming shares of a John Hancock Affiliated Fund within 30 days of purchase, should expect additional scrutiny of his or her trades and he or she may be subject to limitations on the number of trades allowed during a given period.
Forensic Review
Applies to: All Access Levels, but emphasis will be on Access level I individuals. Code of Ethics administration will conduct various forensic reviews designed to identify any trends which may be indicative of conflict that will require additional controls.
Disclosure of Private Placement Conflicts
Applies to: Access Level I Persons
If you are an Access Level I Person and you own securities purchased in a private placement, you must disclose that holding when you participate in a decision to purchase or sell that same issuer’s securities for a John Hancock Affiliated Fund. This applies to any private placement holdings in the categories described above in Section 3: “Which Accounts and Securities are Subject to the Code’s Personal Trading Requirements” of the Code. Private placements are securities exempt from SEC registration under section 4(2), section 4(6) and/or rules 504 — 506 under the Securities Act.
The investment decision must be subject to an independent review by investment personnel with no personal interest in the issuer.

The purpose of this policy is to provide appropriate scrutiny in situations in which there is a potential conflict of interest.
Fifteen Day Blackout Period
Applies to: Access Level I and Access Level II Persons
No Access person may engage in covered security transactions involving securities or instruments which the access person knows are actively contemplated for transactions on behalf of clients, even though no buy or sell orders have been placed. This restriction applies from the moment that an access person has been informed in any fashion that any Portfolio Manager intends to purchase or sell a specific security or instrument. In this area each access person must exercise caution to avoid actions which, to his or her knowledge, are in conflict or in competition with the interests of clients.
An Access Level I Person is prohibited from buying or selling a security within Fifteen calendar days before and after that security is traded for a n account that the person manages unless no conflict of interest exists in relation to that security (as determined by Senior Management of Manulife Asset Management.
In addition, Access Level I and Access Level II Persons are prohibited from knowingly buying or selling a security within fifteen calendar days before and after that security is traded for a Manulife Asset Manager advised client account unless no conflict of interest exists in relation to that security. This applies to any personal securities trades in the categories described above in section 3: “Which Accounts and Securities are Subject to the Code’s Personal Trading Requirements” of the Code. If a Manulife Asset Manager advised client account trades in a security within fifteen calendar days before or after an Access Level I and Access Level II Person trades in that security, the person may be required to demonstrate that he or she did not know that the trade was being considered for that Manulife Asset Manager advised client account.
You will be required to sell any security purchased in violation of this policy unless it is determined that no conflict of interest exists in relation to that security (as determined by Senior Management of Manulife Asset Management. Any profits realized on trades determined by Senior Management of Manulife Asset Management to be in violation of this policy must be surrendered by check which will be contributed to a charity of the institution’s choice.
Restriction on Securities under Active Consideration
Applies to: Access Level I and Access Level II Persons
Access Level I and Access Level II Persons are prohibited from buying or selling a security if the security is under active consideration by a Manulife Asset Manager advised client account.
Exceptions: The Personal Trading and Reporting System will utilize the following exception criteria when determining approval or denial of pre-clearances requests:
De Minimus Trading Rule: (Except for the Access Level I investment personnel purchasing securities under active consideration), pre-clearance requests for 500 shares or less of a particular security with a market value of $25,000.00 or less, aggregated daily, would, in most cases, not be subject to the blackout period restrictions and the restriction on actively traded securities because management has determined that transactions of this size do not present any conflict of interest as long as the requestor is not associated with the conflicting fund or account.
Large Cap Securities Exception: (Except for the Access Level I investment personnel purchasing securities under active consideration) pre-clearance requests in a security with a market capitalization of $5 billion or more would in most cases, not be subject to the blackout period restrictions and the restriction on actively traded securities because management determined that transactions in these types of companies do not present any conflict of interest as long as the requestor is not associated with the conflicting fund or account.
6: Policies Outside of the Code of Ethics
Information acquired in connection with employment by Manulife Asset Management, including information regarding actual or contemplated investment decisions, portfolio composition, research, research recommendations, firm activities, or client interests, is confidential and may not be used in any way that might be contrary to, or in conflict with the interests of clients or the firm. Employees are reminded that certain clients have specifically required their relationship with Manulife Asset Management to be treated confidentially.
There are certain policies that apply to Manulife Asset Management that are not part of the Code, but are equally important. Seven important policies are the: (1) Manulife Financial Corporation Code of Business Conduct & Ethics; (2) the applicable Manulife Asset Management Insider Trading Policy; (3) the applicable Manulife Asset Management Portfolio Holdings Disclosure Policy; (4) the applicable Manulife Asset Management Pay –to –Play Policy (5) the applicable Gift and Entertainment Policy (6) Manulife Financial Corporation Anti-Fraud Policy; and (7) Electronic Communication Disclosure Guidelines.
MFC Code of Business Conduct & Ethics
Applies to: All Covered Employees
The MFC Code of Business Conduct and Ethics (the “MFC Code”) provides standards for ethical behavior when representing the Company and when dealing with employees, field representatives, customers, investors, external suppliers, competitors, government authorities and the public.
The MFC Code applies to directors, officers and employees of MFC, its subsidiaries and controlled affiliates. Sales representatives and third party business associates are also expected to abide by all applicable provisions of the MFC Code and adhere to the principles and values set out in the MFC Code when representing Manulife to the public or performing services for, or on behalf of, Manulife.
Other important issues in the MFC Code include:
•	MFC values – P.R.I.D.E.;

•	Ethics in workplace;

•	Ethics in business relationships;

•	Misuse of inside information;

•	Receiving or giving of gifts, entertainment or favors;

•	Misuse or misrepresentation of your corporate position;

•	Disclosure of confidential or proprietary information;

•	Disclosure of outside business activities;

•	Antitrust activities; and

•	Political campaign contributions and expenditures relating to public officials.
Manulife Asset Management Insider Trading Policy
Applies to: All Covered Employees
The antifraud provisions of the federal securities laws generally prohibit persons with material non-public information from trading on or communicating the information to others. Sanctions for violations can include civil injunctions, permanent bars from the securities industry, civil penalties up to three times the profits made or losses avoided, criminal fines and jail sentences. While Access Level I Persons are most likely to come in contact with material non-public information, the rules (and sanctions) in this area apply to all persons covered under this code and extend to activities both related and unrelated to your job duties.
The Manulife Asset Management Insider Trading Policy (the “Insider Trading Policy”) covers a number of important issues, such as:
The misuse of material non-public information;
The information barrier procedure;
The “restricted list”; and
Broker letters and duplicate confirmation statements (see section 7: “Reports and Other Disclosures outside the Code of Ethics” on page 15 of the Code).
Manulife Asset Management Portfolio Holdings Disclosure Policy
Applies to: All Covered Employees
Information about securities held in a John Hancock Affiliated Fund or any other client portfolio sub-advised by Manulife Asset Management (US) cannot be disclosed except in accordance with the Portfolio Holdings Disclosure Policy, which generally requires confidential treatment of client account portfolios, adherence to affiliated and non-affiliated client disclosure policies, where appropriate public posting of the information to ensure that it uniformly enters the public domain.
MFC Anti-Fraud Policy
Applies to: All Covered Employees
The prevention, identification, and detection of fraud are vital to Manulife Financial Corporation. The Anti-Fraud Policy describes the framework within which the Company strives to: (1) prevent, identify, and detect fraud; and (2) ensures that adequate controls are in place to accomplish those objectives.
Suspicions or allegations of possible fraud, fraudulent activity, and dishonest activity in relation to the Company shall be handled by all MFC directors, officers, and employees on a timely basis and with the utmost care. Failure to do so may result in a wide range of risks, including but not limited to reputation risk to the Company.
To maintain the Company’s reputation for conducting business with integrity, any suspicion or allegation of fraud, fraudulent activity, or dishonest activity, in relation to the Company shall be reported promptly and according to the Reporting Protocols and Responsibilities described in the Policy.
MFC Electronic Communications Disclosure Guidelines
Applies to: All Covered Employees
Employees must use e-mail in a professional manner and must not engage in any activity which contravenes the Manulife Financial Code of Business Conduct and Ethics (“Manulife Code of Conduct”) and all e-mail content, attachments, tag lines or signatures must be consistent with the Manulife Code of Conduct.
Employees are reminded that their corporate e-mail address is a Company address and that all correspondence received and sent via e-mail is to be considered corporate correspondence.

Manulife prohibits its employees from participating in Internet chat rooms or newsgroups in discussions relating to the Company or its securities.
Communications over the Internet via e-mail may not be secure. Employees should be aware of the danger of transmitting the Company’s confidential information externally via unencrypted e-mail.
If an employee becomes aware of a rumor on a chat room, newsgroup or any other source, that may have a significant effect on the price of the Company’s share price, they should notify Corporate Communications.
Non-compliance with these Guidelines may result in disciplinary action against an employee, up to and including termination of employment.
The complete policies can be found on MFCentral under Company Policies/Global Compliance/ Policies.
7: Reports and Other Disclosures outside the Code of Ethics
Broker Letter/Duplicate Confirm Statements
Applies to: All Access Levels
In accordance with Rule 204A-1(b) under the Advisers Act, you are required to report to Code of Ethics Administration each transaction in any reportable security. This applies to any personal securities trades in the categories described above in section 3: “Which Accounts and Securities are Subject to the Code’s Personal Trading Requirements” of the Code, as well as trades in Manulife and John Hancock affiliated funds.
To comply with these rules noted above you are required by this Code and by the Insider Trading Policy to inform your broker/dealer that you are employed by a financial institution. Your broker/dealer is subject to certain rules designed to prevent favoritism toward your accounts. You may not accept negotiated commission rates that you believe may be more favorable than the broker grants to accounts with similar characteristics.
When a brokerage account in which you have a beneficial interest is opened you must do the following before any trades are made:
•	Notify the broker/dealer with which you are opening an account that you are an employee of Manulife Asset Management and whether or not you are registered with the Financial Industry Regulatory Authority;

•	Notify Code of Ethics Administration, in writing, to disclose the new brokerage account before you place any trades.
Code of Ethics Administration will notify the broker/dealer to have duplicate written confirmations of any trade, as well as statements or other information concerning the account..
Code of Ethics Administration may rely on information submitted by your broker as part of your reporting requirements under the Code.
Investment Professional Disclosure of Personal Securities Conflicts
Applies to: Access Level I Persons
As an investment professional, you must promptly disclose your direct or indirect beneficial interest in a security that is under consideration for purchase or sale in a Manulife Asset Manager advised client account.
Outside Activities:
Applies to: All Access Levels

All outside business affiliations (e.g., directorships, officerships or trusteeships) of any kind or membership in investment organizations (e.g., an investment club) must be approved by the Employee’s Business Manager and cleared by the Chief Compliance Officer or General Counsel prior to the acceptance of such a position to ensure that such affiliations do not present a conflict with our clients’ interests. New Employees are required to disclose all outside business affiliations to their Business Manager upon joining the firm. As a general matter, directorships in public companies or companies that may reasonably be expected to become public companies will not be authorized because of the potential for conflicts that may impede our freedom to act in the best interests of clients. Service with charitable organizations generally will be authorized, subject to considerations related to time required during working hours, use of proprietary information and disclosure of potential conflicts of interest. Employees who engage in outside business and charitable activities are not acting in their capacity as employees of Manulife Asset Management and may not use Manulife Asset Management’s name.
Outside Employment: Employees who are officers of the firm may not seek additional employment outside of Manulife Asset Management without the prior written approval of the Human Resources Department. All new employees are required to disclose any outside employment to the Human Resources Department upon joining the firm.
8: Reporting Requirements and Other Disclosures inside the Code of Ethics
Initial Holdings Report and Annual Holdings Report
Applies to: All Access Levels
In accordance with Rule 204A-1(b) under the Advisers Act; you must file an initial holdings report within 10 calendar days after becoming an Access Person. The information must be current as of a date no more than 45 days prior to your becoming an Access Person.
In addition, on an annual basis you must also certify to an annual holdings report within 45 calendar days after the required certification date determined by Code of Ethics Administration. The information in the report must be current as of a date no more than 45 days prior to the date the report is submitted. This applies to any personal securities holdings in the categories described in section 3: “Which Accounts and Securities are Subject to the Code’s Personal Trading Requirements” of the Code. It also includes holdings in Manulife and John Hancock Affiliated Funds, including holdings in the applicable 401(k) plan and variable insurance contracts issued by affiliates.
You will receive an annual holdings certification request from Code of Ethics Administration. Your annual holdings certification requirement will ask you to log into the Personal Trading and Reporting System to certify that the system has accurately captured all your reportable security holdings as of the certification date.
Holdings in Manulife and John Hancock Affiliated Funds & Affiliated Variable Products must be reported if these holdings are held in an outside brokerage account.
Group Savings and Retirement Services is charged with the administration of the Global Share Ownership Plan. Accordingly employees will not be required to file a duplicate holding report for the shares held in this plan. Code of Ethics Administration will have access to this information upon request.
Prior to certifying, access persons must ensure that they provide all covered holdings on their initial holdings report and further ensure that Code of Ethics Administration capture all covered holdings on their annual reporting requirement. An access person that fails to file by the specified deadline, 10 days on initial reporting and 45 days for annual reporting will, at a minimum, be prohibited from engaging in personal trading until the reporting requirement is made and may give rise to other sanctions.
Even if you have no holdings to report you will be asked to complete this requirement.
Reporting of Gifts, Donations, and Inheritances
Applies to: All Access Levels
•	If you gift or donate shares of a reportable security it is considered a sale and you must notify Code of Ethics Administration of the gift or donation on the date given. (Sales must be pre-cleared by Access Level I & II personnel) You must also make sure the transaction is properly reported on your next quarterly transaction certification.

•	If you receive a gift or inherit a reportable security you must report the new holding to Code of Ethics Administration in a timely manner and you must make sure the holding is properly reported on your next annual holdings certification.
Trading in Broad Based Stock Index Futures and Options
Applies to: All Access Levels
The following Index securities and those listed on Appendix F do not require your pre-clearance, yet do require you to report these transactions:
Options on, or exchange-traded funds that track, the S&P 100, S&P Midcap 400, S&P 500, FTSE 100, and Nikkei 225
Quarterly Transaction Certification
Applies to: All Access Levels
In accordance with Rule 204A-1(b) under the Advisers Act, on a quarterly basis, all access persons are required to certify that all covered transactions in their brokerage accounts, as well as transactions in John Hancock Affiliated Funds, have been effected in accordance with the Code. Within 30 calendar days after the end of each calendar quarter, you will be asked to log into the John Hancock Personal Trading and Reporting System to certify that the system has accurately captured all transactions for the preceding calendar quarter for accounts and trades which are required to be reported pursuant to section 3: “Which Accounts and Securities are Subject to the Code’s Personal Trading Requirements” on page 4 of the Code.
Transactions in Manulife and John Hancock Affiliated Funds and affiliated Variable Products must be reported if these transactions are executed in an outside brokerage account.
Group Savings and Retirement Services is charged with the administration of the Global Share Ownership Plan. Accordingly employees will not be required to file a duplicate transaction report for this plan. Code of Ethics Administration will have access to this information upon request.
All access persons are required to certify a quarterly report, even if there were no reportable transactions during the quarter.
Prior to certifying, access persons should ensure that Code of Ethics Administration has captured all reportable transactions such as:

•	Transactions in all covered securities

•	Gift Transactions

•	Corporate actions including dividend reinvestments, mergers, stock splits, etc.
For each transaction required to be reported you must certify the following information was captured accurately:
•	the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each reportable security involved;

•	the nature of the transaction (i.e. purchase, sale or any other type of acquisition or disposition);

•	the price at which the transaction was effected; and

•	the name of the broker/dealer or bank with or through which the transaction was effected.
At the end of each calendar quarter, access persons will be reminded of the reporting requirement. An access person that fails to certify within the 30 calendar day deadline will, at a minimum, be prohibited from engaging in personal trading until the reporting requirement is made and may give rise to other sanctions.
Quarterly Brokerage Account Certification
Applies to: All Access Levels
On a quarterly basis, all Access Persons will be required to certify to a listing of brokerage accounts as described in section 3: “Which Accounts and Securities are Subject to the Code’s Personal Trading Requirements” of the Code. This includes all brokerage accounts, including brokerage accounts that only contain securities exempt from reporting.
This also includes all accounts holding Manulife John Hancock Affiliated Funds and affiliated Variable Products as well as accounts in the Manulife Share Ownership Plan.
All access persons are required to certify a quarterly report, even if there were no existing or new accounts to report.
Prior to certifying, access persons should ensure that Code of Ethics Administration has captured all reportable accounts including any new or closed account during the quarter:
Within 30 calendar days after the end of each calendar quarter you will be asked to log into the John Hancock Personal Trading and Reporting System and certify that all brokerage accounts are listed and the following information is accurate:
•	Account number;

•	Account registration; and

•	Brokerage firm
An access person that fails to file within the 30 calendar day deadline will, at a minimum, be prohibited from engaging in personal trading until the reporting requirement is made and may give rise to other sanctions.
Annual Certification of the Code
Applies to: All Access Levels

At least annually (or additionally when the Code has been materially changed), you must provide a certification at a date designated by Code of Ethics Administration that you:
•	have read and understood the Code;

•	recognize that you are subject to its policies; and

•	have complied with its requirements
You are required to make this certification to demonstrate that you understand the importance of these policies and your responsibilities under the Code.
An access person that fails to certify within the specified deadline will, at a minimum, be prohibited from engaging in personal trading until the reporting requirement is made and may give rise to other sanctions.
9: Reporting Violations
If you know of any violation of the Code, you have a responsibility to promptly report it to the Chief Compliance Officer. You should also report any deviations from the controls and procedures that safeguard Manulife Asset Management and the assets of our clients.
Since we cannot anticipate every situation that will arise, it is important that we have a way to approach questions and concerns. Always ask first, act later. If you are unsure of what to do in any situation, seek guidance before you act.
Speak to your manager, a member of the Human Resources Department or Law Department or the Chief Compliance Officer if you have:
•	a doubt about a particular situation;

•	a question or concern about a business practice; or

•	a question about potential conflicts of interest
You may report suspected or potential illegal or unethical behavior without fear of retaliation. Manulife Asset Management (US) does not permit retaliation of any kind for good faith reports of illegal or unethical behavior.
Concerns about potential or suspected illegal or unethical behavior should be referred to a member of the Human Resources or Law Department.
Ethics Hotline
Unethical, unprofessional, illegal, fraudulent or other questionable behavior may also be reported by calling the confidential toll free Ethics Hotline at 1-866-294-9534 or by visiting www.ManulifeEthics.com.
10: Interpretation and Enforcement
Compliance with the Code is expected and violations of its provisions are taken seriously.
Employees must recognize that the Code is a condition of employment with Manulife Asset Management and a serious violation of the Code or related policies may result in dismissal. Since many provisions of the Code also reflect provisions of the applicable Securities Laws, employees should be aware that violations could also lead to regulatory enforcement action resulting in suspension or expulsion from the securities business, fines and penalties, and imprisonment.
The Code cannot anticipate every situation in which personal interests may be in conflict with the interests of our clients and fund investors. You should be responsive to the spirit and intent of the Code as well as its specific provisions.

When any doubt exists regarding any Code provision or whether a conflict of interest with clients or fund investors might exist, you should discuss the situation in advance with the Chief Compliance Officer. The Code is designed to detect and prevent fraud against clients and fund investors, and to avoid the appearance of impropriety.
The Chief Compliance Officer has general administrative responsibility for the Code as it applies to the covered employees; an appropriate member of Code of Ethics Administration will administer procedures to review personal trading activity. Code of Ethics Administration also regularly reviews the forms and reports it receives. If these reviews uncover information that is incomplete, questionable, or potentially in violation of the rules in this document, Code of Ethics Administration will investigate the matter and may contact you.
Senior Management of Manulife Asset Management and the applicable Boards approve amendments to the Code of Ethics and an Ethics Committee dispenses sanctions for violations of the Code. Accordingly, Code of Ethics Administration will refer violations to Senior Management for review and recommended action based on the Manulife Asset Management (US) Schedule of Fines and Sanctions. Refer to Appendix C.
The following factors will be considered when determining a fine or other disciplinary action:
•	the person’s position and function (senior personnel may be held to a higher standard);

•	the amount of the trade or nature of the violation;

•	whether the Manulife Asset Manager advised client accounts hold the security and are trading the same day;

•	whether the violation was by a family member;

•	whether the person has had a prior violation and which policy was involved; and

•	whether the employee self-reported the violation
You should be aware that other securities laws and regulations not addressed by the Code may also apply to you, depending on your role at Manulife Asset Management.
Manulife Asset Management Senior Management and the Chief Compliance Officer retain the discretion to interpret the Code’s provisions and to decide how they apply to any given situation.
11: Exemptions & Appeals
Exemptions may be granted where warranted by applicable facts and circumstances. If you believe that you have a situation that warrants an exemption to the any of the rules and restrictions of this Code you need to complete a “Pre-Clearance Exemption Request Form” to request approval from Code of Ethics Administration and/or the Chief Compliance Officer.
Sole Discretion Exemption: A transaction does not need to be pre-cleared if it takes place in an account that Code of Ethics Administration has approved in writing as exempt from the pre-clearance requirement. In the sole discretion of Code of Ethics Administration and the Chief Compliance Officer, accounts that will be considered for exclusion from the pre-clearance requirement are only those for which an employee’s securities broker or investment advisor has complete discretion, Discretionary Account. Employees wishing to seek such an exemption must complete a “Pre-Clearance Waiver Form for Sole Discretion Accounts” and satisfy all requirements.

These forms can be found on the home page of the Personal Trading and Reporting System under “Forms and Filings.”
You will be notified of the outcome of your request by the Code of Ethics Administrator and/or the Chief Compliance Officer.
Appeals: If you believe that your request has been incorrectly denied or that an action is not warranted, you may appeal the decision. To make an appeal, you need to give Code of Ethics Administration a written explanation of your reasons for appeal within 30 days of the date that you were informed of the decision. Be sure to include any extenuating circumstances or other factors not previously considered. During the review process, you may, at your own expense, engage an attorney to represent you. Code of Ethics Administration may arrange for senior management or other parties to be part of the review process.
You will be notified of the outcome of your appeal by the Code of Ethics Administrator and/or the Chief Compliance Officer.
12: Education of Employees
The Code constitutes the Code of Ethics required by Rule 204A-1 under the Advisers Act for Manulife Asset Management. Code of Ethics Administration will provide a paper copy or electronic version of the Code (and any amendments) to each person subject to the Code. Code of Ethics Administration will also administer training to employees on the principles and procedures of the Code on a periodic basis.
13: Recordkeeping
Code of Ethics Administration will maintain:
•	a copy of the current Code for Manulife Asset Management and a copy of each Code of Ethics in effect at any time within the past five years;

•	a record of any violation of the Code, and of any action taken as a result of the violation, for six years;

•	a copy of each report made by an Access Person under the Code, for six years (the first two years in a readily accessible place);

•	a record of all persons, currently or within the past five years, who are or were, required to make reports under the Code. This record will also indicate who was responsible for reviewing these reports; and

•	a record of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Level 1 Person of an IPO or an access person of a private placement, for six years.

Appendix A: Access Person Categories
You have been notified about which of these categories applies to you, based on Code of Ethics Administration’s understanding of your current role. If you have a level of investment access beyond that category, or if you are promoted or change duties and as a result should more appropriately be included in a different category, it is your responsibility to immediately notify the Chief Compliance Officer of your company.
1.	Access Level I - Investment Access Person: An associate, officer or non-independent board member of Manulife Asset Management who, in connection with his/her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Manulife Asset Management advised client accounts (i.e., Portfolio Managers, Analysts, and Traders).

2.	Access Level II - Regular Access Person: An associate of Manulife Asset Management who, in connection with his/her regular functions or duties, has regular access to nonpublic information regarding any clients’ purchase or sale of securities, or non-public information regarding the portfolio holdings of any Client account advised by Manulife Asset Management; or who is involved in making securities recommendations to clients, or who has regular access to such recommendations that are nonpublic (i.e., Compliance and legal staff Administration, Investment Operations, Administrative Personnel supporting Access Level I & II Persons, Technology Resources Personnel with access to investment systems, Private Client Group Personnel, and anyone else that Code of Ethics Administration deems to have regular access).

3.	Access Level III - Periodic Access Person: An associate of Manulife Asset Management who, in connection with his/her regular functions or duties, has periodic access to non-public information regarding any clients’ purchase or sale of securities, or non-public information regarding the portfolio holdings of any John Hancock Affiliated Fund or any Client account advised by Manulife Asset Management (i.e., Legal Staff, Client Services and Products, Administrative Personnel supporting Access Level II Persons, and anyone else that Code of Ethics Administration deems to have periodic access).

Appendix B: Pre-Clearance Procedures
You should read the Code to determine whether you must obtain a pre-clearance before you enter into a securities transaction. If you are required to obtain a pre-clearance, you should follow the procedures detailed below.
Pre-clearance for Covered Securities including Derivatives, Futures, Options:
A request for pre-clearance needs to be entered through the John Hancock Personal Trading & Reporting System which can be accessed through your Start Menu on your Desktop under Programs\Personal Trading & Reporting\Personal Trading & Reporting.
If the John Hancock Personal Trading & Reporting System is not on your Desktop, please use the following link:
https://cti-prd.prd.manulifeusa.com/iTrade3
The Trade Request Screen
At times you may receive a message “System is currently unavailable”. The system is scheduled to be off-line from 8:00 PM until 7:00 AM each night.
Required Information
Ticker/Security Cusip: Fill in either the ticker, cusip or security name with the proper information of the security you want to buy or sell. Then click the [Lookup] button. Select one of the hyperlinks for the desired security, and the system will populate the proper fields Ticker, Security Cusip, Security Name and Security Type automatically on the Trade Request Screen.
If You Don’t Know the Ticker, Cusip, or Security Name: If you do not know the full ticker, you may type in the first few letters followed by an asterisk * and click the [Lookup] button. For example, let’s say you want to buy some shares of Intel, but all you can remember of the ticker is that it begins with “int”, so you enter int* for Ticker. If any tickers beginning with int are found, they are displayed on a new screen. Select the hyperlink of the one you want, and the system will populate Security Cusip, Security Name and Security Type automatically on the Trade Request Screen. If you do not know the full cusip, you may type in the first few numbers followed by an asterisk * and click the [Lookup] button. For example, let’s say you want to buy some shares of Microsoft, but all you can remember of the cusip is that it begins with 594918, so you enter 594918* for Ticker. If any cusips beginning with 594918 are found, they are displayed on a new screen. Select the hyperlink of the one you want, and the system will fill in Ticker, Security Name and Security Type automatically on the Trade Request Screen. If you do not know the Ticker but have an idea of what the Security Name is, you may type in an asterisk, a few letters of the name and an asterisk * and click the [Lookup] button. For example, let’s say you want to buy some shares of American Brands, so you enter *amer* for Security Name. Any securities whose names have amer in them are displayed on a new screen, where you are asked to select the hyperlink of the one you want, and the system will fill in Ticker, Cusip and Security Type automatically on the Trade Request Screen.
Transaction Type: Choose one of the values displayed when you click the dropdown arrow to the right of this field.
Brokerage Account: Click on the dropdown arrow to the right of the Brokerage Account field to choose the account to be used for the trade.
Quantity: Enter the amount of shares you wish to trade.
Notes Text Box: Enter any applicable notes regarding your trade request.
Click the [Preview] button to review your trade request, if everything is correct hit the [Submit] button to present request for approval; after which you will receive immediate feedback unless the system identifies a potential violation of the Ban on Short Term Profits Rule.
In this case, your request will be forwarded to Code of Ethics Administration for review and you will receive feedback via the e-mail system.
Starting Over: To clear everything on the screen and start over, click the [Clear Screen] button.
Exiting Without Submitting the Trade Request: If you decide not to submit the trade request before clicking the [Submit Request] button, simply exit from the browser by clicking the Logout menu option.
Note: When submitting your request for approval, please make sure the information you are submitting for is correct. Submission of requests with incorrect brokerage account, incorrect trade direction, or incorrect security identifier (ticker/cusip) may subject you to fines and sanctions.
Ticker/Security Name Lookup Screen: You arrive at this screen from the Trade Request Screen, where you’ve clicked the [Lookup] button (see above, “If You Don’t Know the Ticker, Cusip, or Security Name”). If you see the security you want to trade, you simply select its corresponding hyperlink (ticker or cusip) and you will automatically return to the Trade Request Screen, where you finish making your trade request. If the security you want to trade is not shown, that means that it is not recognized by the system.
You must contact Code of Ethics Administration to add the security to the system. Send an email including the following information; security name, security ticker symbol, security cusip number, security type and an attestation that the security is not an IPO or a Private Placement to Code of Ethics Administration: Fred Spring at (617) 663-3485.
Adding Brokerage Accounts: To access this functionality, click on the Brokerage Account\Add Brokerage Account menu item. You will be prompted to enter the Brokerage Account Number, Brokerage Account Name,

Broker Contact Name, Broker Contact Email, and Initiated Dates. When you click the [Create New Brokerage Account] button, you will receive a message that informs you whether the account was successfully created.
Pre-clearance for Private Placements, IPO’s and Limited Offerings: You may request a pre-clearance of private placement securities, limited offerings, or an IPO by contacting Fred Spring via email (please “cc.” Frank Knox on all such requests). The request must include:
•	the associate’s name;

•	the complete name of the security;

•	the seller (i.e. the selling party if identified and/or the broker/dealer or placement agent) and whether or not the associate does business with those individuals or entities on a regular basis;

•	the basis upon which the associate is being offered this investment opportunity;

•	any potential conflict, present or future, with fund trading activity and whether the security might be offered as inducement to later recommend publicly traded securities for any fund or to trade through a particular broker/dealer or placement agent; and

•	the date of the request
Clearance of private placements or IPO’s may be denied for any appropriate reason, such as if the transaction could create the appearance of impropriety. Clearance of IPO’s will also be denied if the transaction is prohibited for a person due to his or her access category under the Code of Ethics.
Please keep in mind that the Code of Ethics prohibits Access Level I Persons from purchasing securities in an IPO.

Appendix C: Manulife Asset Management (US) Schedule of Fines and Sanctions

Appendix D: Manulife Asset Management Advisers that have approved the Code
and
Chief Compliance Officer & Compliance Contacts

Entity	Chief Compliance Officer
Manulife Asset Management (US)	William Corson: 617-375-6850

Manulife Asset Management (N.A.)	Christopher Walker: 416 -926-6334

Manulife Asset Management Ltd (3rd party)	Christopher Walker: 416 -926-6334

Code of Ethics Administration Contact	Fred Spring: 617-663-3485

Investment Division and General Funds Compliance	Jason Pratt: 617-572- 0693

Appendix E: Preferred Brokers
Preferred Brokerage Account Requirements
All U.S. Access Persons must maintain their covered accounts at one of the approved brokers listed below.
1.	AllianceBernstein

2.	Ameriprise

3.	Bank of America

4.	Bank of Texas

5.	Charles Schwab

6.	Citigroup

7.	E*Trade

8.	Fidelity

9.	First Republic Bank

10.	Goldman Sachs Wealth Management

11.	Goldman Sachs Retail

12.	Interactive Brokers

13.	JB Were

14.	John Hancock Funds

15.	JP Morgan Private Bank

16.	Lincoln Financial

17.	Merrill Lynch

18.	Morgan Stanley Private Wealth Management

19.	Morgan Stanley Retail

20.	Northern Trust

21.	Oppenheimer & Co.

22.	OptionsXpress

23.	Raymond James

24.	Revolution Capital

25.	ScotTrade

26.	T. Rowe Price

27.	TD Ameritrade

28.	UBS

29.	US Trust

30.	Wachovia / Wells Fargo
Clearing Firms
1.	Pershing Advisor Solutions

2.	Trade PMR
(As of May 2011)

Appendix F: Index Securities
     S&P 100
     S&P Midcap 400
     S&P 500
     FTSE 100
     Nikkei 225
“Code” Edition: January 5, 2012